Exhibit 99.1

FOR IMMEDIATE RELEASE

ACCESS INTEGRATED TECHNOLOGIES COMPLETES ACQUISITION OF THE BIGGER PICTURE

MORRISTOWN, N.J., January 30, 2007 — Access Integrated Technologies, Inc. (“AccessIT”) (NASDAQ:AIXD) today announced that it has completed its previously announced planned acquisition of The Bigger Picture, a subsidiary of privately held Sabella Dern Entertainment.

AccessIT previously had an exclusive agreement with The Bigger Picture to make its entertainment programming available to all exhibitors across the country equipped with 2K digital projectors, including more than 1,600 deployed to date by the Company’s Christie/AIX business unit. The programs include Kidtoon Films providing G-rated movies for kids on the weekends, anime films for teen and college audiences and inspirational films from Fox Faith, a unit of Twentieth Century Fox Studios. Together the companies will expand the breadth of content The Bigger Picture is providing to include, at a minimum, other programs of genre films as well as an array of compelling non-traditional entertainment programs.

“We’re excited that we were able to move quickly to close this acquisition and to begin further integrating the company’s management team and extraordinary offerings into our plans for the future. Digital cinema is not as much about the technology as it is about what the technology provides, and that is choice for the exhibitor and its audiences. With the addition of The Bigger Picture as a division, we’re proud to be at the forefront of offering that choice,” said Bud Mayo, Chief Executive Officer of AccessIT.

Access Integrated Technologies, Inc. (AccessIT) is the industry leader in providing fully integrated software and services to enable the motion picture entertainment industry and all of its constituents to transition from film to digital cinema. Its studio-backed 4,000 screen ongoing deployment of digital systems is the first and the largest of its kind in the world. The company’s Theatrical Distribution System software and electronic satellite delivery services provide studios and content owners with a seamless entry into the digital era while its vendor neutral Theatre Command Center and Exhibitor Management System provide exhibitors with all the tools needed to transition to digital cinema. Access Integrated Technologies® and AccessIT™ are trademarks of Access Integrated Technologies, Inc. For more information on AccessIT, visit www.accessitx.com. AIXD-G

The Bigger Picture is a leader in the digital distribution of movies targeted to specific audiences.  The programs include Kidtoon Films, G-rated movies for kids on the weekends, anime films for teen and college audiences, and inspirational films from Fox Faith, a unit of Twentieth Century Fox Studios.  The Bigger Picture has released 25+ films digitally with partners such as AccessIT and Screenvision. For more information, visit www.thebiggerpicture.us and www.kidtoonfilms.com.

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of AccessIT officials during presentations about AccessIT, along with AccessIT’s filings with the Securities and Exchange Commission, including AccessIT’s registration statements, quarterly reports on Form 10-QSB and annual report on Form 10-KSB, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “expects”, “anticipates”, “intends”, “plans”, “could”, “might”, “believes”, “seeks”, “estimates” or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be

(973) 290-0080                                           55 Madison Avenue, Morristown, NJ 07960

provided by AccessIT’s management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about AccessIT, its technology, economic and market factors and the industries in which AccessIT does business, among other things. These statements are not guarantees of future performance and AccessIT undertakes no specific obligation or intention to update these statements after the date of this release.

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Contact:

Suzanne Tregenza Moore	Andrew Komendantov
AccessIT	The Dilenschneider Group
55 Madison Avenue	212.922.0900
Suite 300

Morristown, NJ 07960

973.290.0080

www.accessitx.com